Exhibit 99.1

L BRANDS REPORTS SECOND QUARTER 2014 EARNINGS

- PROVIDES THIRD QUARTER AND RAISES FULL-YEAR 2014 EARNINGS GUIDANCE -

Columbus, Ohio, Aug. 20, 2014 - L Brands, Inc. (NYSE: LB) today reported 2014 second quarter results.

Second Quarter Results
Earnings per share for the second quarter ended Aug. 2, 2014, were $0.63 compared to $0.61 for the quarter ended Aug. 3, 2013. Second quarter operating income increased 5 percent to $375.9 million compared to $357.8 million last year, and net income was $188.4 million compared to $178.9 million last year.

The company reported net sales of $2.675 billion for the 13 weeks ended Aug. 2, 2014, an increase of 6 percent compared to sales of $2.516 billion for the 13 weeks ended Aug. 3, 2013. The company reported a comparable store sales increase of 3 percent for the 13 weeks ended Aug. 2, 2014.

2014 Outlook
The company stated that it expects 2014 third quarter earnings per share to be $0.26 to $0.31, and raised its full-year earnings forecast to $3.03 to $3.18 per share from $3.00 to $3.15 previously, which includes the previously announced estimated full-year negative impact of about $0.10 to $0.12 ($0.03 to $0.04 in the third quarter) related to the exit of certain non-core categories in the Victoria’s Secret direct and beauty businesses to allow the brand to focus on faster growing, more profitable product lines.

Earnings Call Information
L Brands will conduct its second quarter earnings call at 9 a.m. Eastern on Aug. 21. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-639-7583 (international replay number: 1-706-902-3452) or log onto www.LB.com. Additional second quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,942 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in about 600 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the second quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the second quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent licensees and franchisees;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the second quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2013 Annual Report on Form 10-K.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
SECOND QUARTER 2014

Comparable Store Sales Increase (Decrease):

	Second Quarter 2014	Second Quarter 2013	Year-to-Date 2014	Year-to-Date 2013

Victoria's Secret[1]	3%	1%	3%	2%
Bath & Body Works[1]	3%	3%	3%	3%
L Brands	3%	2%	3%	2%
Victoria's Secret Direct Sales	0%	(6%)	0%	(6%)

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	Second Quarter 2014	Second Quarter 2013	Year-to-Date 2014	Year-to-Date 2013

Victoria's Secret Stores[1]	$1,363.0	$1,281.6	$2,608.4	$2,466.3
Victoria's Secret Direct	382.4	383.7	740.6	742.7
Total Victoria's Secret	$1,745.4	$1,665.3	$3,349.0	$3,209.0
Bath & Body Works[1]	$638.3	$611.3	$1,168.5	$1,128.5
Bath & Body Works Direct	66.4	56.6	117.8	100.3
Total Bath & Body Works	$704.7	$667.9	$1,286.3	$1,228.8
VS & BBW International[2]	$79.3	$46.3	$150.3	$86.7
Other	$145.9	$136.5	$280.9	$259.4
L Brands	$2,675.3	$2,516.0	$5,066.5	$4,783.9

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 8/2/14

Victoria's Secret U.S.	977	3	(2)	978
PINK U.S.	83	15	(1)	97
Victoria's Secret Canada	24	4	—	28
PINK Canada	10	—	—	10
Total Victoria's Secret	1,094	22	(3)	1,113

Bath & Body Works U.S.	1,559	4	(8)	1,555
Bath & Body Works Canada	79	7	(1)	85
Total Bath & Body Works	1,638	11	(9)	1,640

Victoria's Secret U.K.	5	2	—	7
Henri Bendel	29	—	—	29
La Senza Canada	157	—	(4)	153
Total L Brands Stores	2,923	35	(16)	2,942

Total Franchise Stores:

	Stores			Stores
	Operating			Operating
	at 2/1/14	Opened	Closed	at 8/2/14

Victoria's Secret Beauty & Accessories	198	34	(2)	230
VS International (Full Assortment)	4	4	—	8
BBW International	55	11	—	66
La Senza International	331	2	(26)	307
Total Franchise Stores	588	51	(28)	611

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED AUGUST 2, 2014 AND AUGUST 3, 2013
(Unaudited)
(In thousands except per share amounts)

	2014	2013
Net Sales	$2,675,311	$2,515,953
Cost of Goods Sold, Buying and Occupancy	(1,630,951)	(1,527,328)
Gross Profit	1,044,360	988,625
General, Administrative and Store Operating Expenses	(668,418)	(630,819)
Operating Income	375,942	357,806
Interest Expense	(81,631)	(75,968)
Other Income	1,962	1,016
Income Before Income Taxes	296,273	282,854
Provision for Income Taxes	107,916	103,940
Net Income	$188,357	$178,914

Net Income Per Diluted Share	$0.63	$0.61

Weighted Average Shares Outstanding	297,342	295,473

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
TWENTY-SIX WEEKS ENDED AUGUST 2, 2014 AND AUGUST 3, 2013
(Unaudited)
(In thousands except per share amounts)

	2014	2013
Net Sales	$5,066,541	$4,783,910
Cost of Goods Sold, Buying and Occupancy	(3,040,089)	(2,853,873)
Gross Profit	2,026,452	1,930,037
General, Administrative and Store Operating Expenses	(1,314,399)	(1,261,050)
Operating Income	712,053	668,987
Interest Expense	(165,954)	(155,341)
Other Income	5,615	4,005
Income Before Income Taxes	551,714	517,651
Provision for Income Taxes	206,375	196,234
Net Income	$345,339	$321,417

Net Income Per Diluted Share	$1.16	$1.09

Weighted Average Shares Outstanding	297,333	295,329

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com